As filed with the Securities and Exchange Commission on December 19, 2014
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Laredo Oil, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1311	26-2435874
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Number)

111 Congress Avenue, Suite 400
Austin, Texas 78701
(512) 279-7870

(Address, including zip code, telephone number, including area code, of Registrant’s principal executive offices)

Laredo Oil, Inc.
2011 Equity Incentive Plan

(Full title of the plan)

Bradley E. Sparks
Chief Financial Officer and Treasurer
Laredo Oil, Inc.
111 Congress Avenue, Suite 400
Austin, Texas 78701
(512) 279-7870

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	5,000,000	$ 0.4504	$ 2,252,000	$ 261.68
(1)
This Registration Statement shall also cover any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction of or by the registrant that results in an increase in the number of the registrant’s outstanding shares of common stock or shares issuable pursuant to awards granted under the Plan.

(2)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended.  The above calculation is based on the average of the bid and ask price of the Common Stock reported on the Over the Counter Bulletin Board on December 18, 2014.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed to register an aggregate of an additional Five Million (5,000,000) shares of Common Stock of the Registrant for offer and sale under the Registrant’s 2011 Equity Incentive Plan, or the Plan.  The earlier registration statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission on November 8, 2011 (File No. 333-177820) relating to the Plan is hereby incorporated by reference in this Registration Statement.  This incorporation by reference is made under the General Instruction E to Form S-8 in respect of the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Austin, State of Texas on December 19, 2014.

LAREDO OIL, INC.

By:	/s/ Bradley E. Sparks
Bradley E. Sparks
Chief Financial Officer and Treasurer

POWER OF ATTORNEY

The undersigned directors and officers of Laredo Oil, Inc. do hereby constitute and appoint Mark See and Bradley E. Sparks and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him, and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments (including post-effective amendments) to the Registration Statement, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the listed capacities on December 19, 2014:

Name	Title
/s/ Mark See *
Mark See	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ Bradley E. Sparks
Bradley E. Sparks	Chief Financial Officer and Treasurer and Director (Principal Financial and Principal Accounting Officer)

/s/ Donald Beckham *
Donald Beckham	Director

/s/ Michael H. Price *
Michael H. Price	Director

*	By: /s/ Bradley E. Sparks
Bradley E. Sparks
Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
4.1	Laredo Oil, Inc. 2011 Equity Incentive Plan (included as Exhibit 4.1 to our Form S-8 filed November 8, 2011 and incorporated herein by reference)
4.2	Form of Laredo Oil, Inc. 2011 Equity Incentive Plan Stock Option Award Certificate (included as Exhibit 4.2 to our Form S-8 filed November 8, 2011 and incorporated herein by reference)
4.3	Form of Laredo Oil, Inc. 2011 Equity Incentive Plan Restricted Stock Award Certificate (included as Exhibit 4.3 to our Form S-8 filed November 8, 2011 and incorporated herein by reference)
4.4	Amendment to Laredo Oil, Inc. Equity Incentive Plan (included as Exhibit 4.4 to our Form 8-K filed December 8, 2014 and incorporated herein by reference)
*5.1	Opinion of DuBois, Bryant & Campbell LLP
*23.1	Consent of DuBois, Bryant & Campbell LLP (included in Exhibit 5.1 filed herewith)
*23.2	Consent of Weaver and Tidwell, L.L.P.
*24.1	Powers of Attorney (included on signature page)

*Filed herewith.